Exhibit 99.1

Applied Materials and Dainippon Screen Complete Formation

of Sokudo Company Joint Venture

SANTA CLARA, Calif.,—(BUSINESS WIRE) July 20, 2006 —Applied Materials, Inc. (Nasdaq: AMAT) and Dainippon Screen Mfg. Co., Ltd. (Screen) today announced that they have completed the formation of Sokudo Co., Ltd., a joint venture company. Sokudo brings together the complementary resources and capabilities of Screen and Applied Materials to deliver advanced, technically differentiated track solutions for customers’ critical semiconductor manufacturing requirements.

Sokudo, headquartered in Kyoto, Japan, is 52% owned by Screen and 48% owned by Applied Materials. Screen’s existing track business and related intellectual property, including employees, products and its installed base of systems, are being transferred to Sokudo. Applied Materials contributed 16.6 billion Yen (approximately US$151 million) to Sokudo and is transferring technology, related intellectual property and key development employees to the new company.

“This joint venture demonstrates a strong commitment from both companies to provide our customers with innovative track solutions to meet the challenges of nanometer-scale manufacturing,” said Mike Splinter, CEO and president of Applied Materials. “Combining Applied and Screen’s talents and resources will allow us to create advanced, highly competitive products with new levels of performance in a shorter timeframe. These track products will also enhance Applied’s expanding portfolio of lithography-enabling solutions.”

Sokudo’s chief executive officer is Takashige Suetake, executive vice chairman of Dainippon Screen Mfg. Co., Ltd. and president of Screen’s Semiconductor Equipment Company. “Sokudo combines coat/develop track development and production expertise cultivated over many years by Screen with Applied Materials’ advanced product technology and expertise,” commented Mr. Suetake. “Sokudo has a clear roadmap of its direction, and this select Japan/U.S. team is intensely focused on the development of advanced products that will move our customers forward into the next generation.”

Sokudo’s Board of Directors includes Takashige Suetake; Mike Splinter; Menachem Erad, group vice president and chief of staff of Applied Materials; Farhad Moghadam, senior vice president and general manager of Applied’s Thin Films Group; Masahiro Hashimoto, representative director and COO of Dainippon Screen Mfg. Co., Ltd.; and Tadahiro Suhara, corporate officer of Dainippon Screen Mfg. Co., Ltd. and vice president of Semiconductor Equipment Company.

According to market researcher Gartner Dataquest, the market for track systems was estimated to be $1.4 billion in 2005 and is forecast to grow to nearly $2.0 billion in 2008.

Safe Harbor Statement

This press release contains forward-looking statements relating to Applied Materials’ (“Applied”) joint venture with Dainippon Screen (“Screen”) and expected benefits of the transaction, including new product development/commercialization in a shorter timeframe, portfolio enhancement and growth opportunities; Applied’s and Screen’s technology leadership and capabilities; and the market for track systems. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those stated or implied, including but not limited to: successful integration of Applied’s and Screen’s respective contributions to the joint venture; the joint venture’s ability to develop, manufacture and commercialize products; sustainability of demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and integrated circuits, and geopolitical uncertainties; Applied’s ability to develop, deliver and support a broad range of products and to expand its markets and develop new markets; retention of key employees; and other risks described in Applied’s Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. All forward-looking statements are based on managements’ estimates, projections and assumptions as of the date hereof and Applied assumes no obligation to update any such statement.

Sokudo Co., Ltd., headquartered in Kyoto, Japan, was established on July 3, 2006 for the development, manufacturing, sales and service of advanced coat/develop track equipment for semiconductor production. Its website is www.sokudo.com.

Dainippon Screen Mfg. Co., Ltd. was established in 1943 and is a top 10 supplier of semiconductor fabrication equipment, specializing in wafer cleaning systems, coater/developer track equipment, and next-generation flash anneal tools. Dainippon Screen is a public company quoted on the Tokyo stock exchange (TSE: 7735). Its website is www.screen.co.jp.

Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in nanomanufacturing technology™ solutions for the electronics industry with a broad portfolio of innovative equipment, service and software products. At Applied Materials, we apply nanomanufacturing technology to improve the way people live. Learn more at www.appliedmaterials.com.

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CONTACTS:

Applied Materials
Dave Miller	(business media)	408/563-9582
Betty Newboe	(technical media)	408/563-0647
Randy Bane	(financial community)	408/986-7916

Dainippon Screen Mfg. Co., Ltd.
Hiroaki Nakamura		+81-75-414-7131